UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Owens & Minor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing party:
	(4)	Date Filed:

Online
Go to www.envisionreports.com/OMI or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by April 30, 2020 at 11:59 P.M., Eastern Daylight Time

Important Notice Regarding the Availability of Proxy Materials for the

Owens & Minor, Inc. Shareholder Meeting to be Held on Friday, May 1, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2020 Proxy Statement and the 2019 Annual Report/Form 10-K to Shareholders are available at:

Easy Online Access – View your proxy materials and vote.

Step 1:     Go to www.envisionreports.com/OMI.

Step 2:     Click on Cast Your Vote or Request Materials.

Step 3:     Follow the instructions on the screen to log in.

Step 4:     Make your selections as instructed on each screen for your delivery preferences.

Step 5:     Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 21, 2020 to facilitate timely delivery.

037M3C

The 2020 Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company”) will be held at the corporate headquarters of the Company, 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, on Friday, May 1, 2020, at 9:00 a.m. (EDT).

Proposals to be voted on at the meeting are listed below. The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2-5:

1.	Election of eight Directors, each for a one-year term and until their respective successors are elected and qualified;
01	Mark A. Beck
02	Gwendolyn M. Bingham
03	Robert J. Henkel
04	Mark F. McGettrick
05	Eddie N. Moore, Jr.
06	Edward A. Pesicka
07	Michael C. Riordan
08	Robert C. Sledd

2.	Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan;

3.	Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan;

4.	Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2020; and

5.	Advisory vote to approve executive compensation.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on March 6, 2020 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Please bring this notice or proof of share ownership and a valid state or federal picture identification with you to the meeting.

The following materials are available for you to review online:

-	the Company’s 2020 Proxy Statement (including all attachments thereto);
-	the Proxy Card;
-	the Company’s Annual Report/Form 10-K for the year ended December 31, 2019 (which is not deemed to be part of the official proxy soliciting materials); and
-	any amendments to the foregoing materials that are required to be furnished to shareholders.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet - Go to www.envisionreports.com/OMI. Click Cast Your Vote or Request Materials.

– Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials Owens & Minor, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 21, 2020.